SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      _____________________________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): July 22, 1996

                                    CITICORP
               (Exact name of registrant as specified in charter)


   Delaware                       1-5738                      13-2614988
(State or other           (Commission File Number)          (IRS Employer
jurisdiction of                                             Identification
incorporation)                                                   Number)


         399 Park Avenue, New York, New York               10043
      (Address of principal executive offices)           (Zip Code)

                       Registrant's telephone number,
                       including area code: (212)559-1000

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS



    CITICORP SECOND  QUARTER NET INCOME WAS $952 MILLION,  UP 12%;  EARNINGS PER
        COMMON SHARE INCREASED 18% TO $1.86


CITICORP [NYSE SYMBOL: CCI]
($ IN MILLIONS, EXCEPT EPS)

SECOND QUARTER                      1996      1995   CHANGE
ADJUSTED REVENUE                   $5,316    $4,923     8%
NET INCOME                            952       853    12
EARNINGS PER SHARE (FULLY DILUTED)  $1.86     $1.57    18
RETURN ON COMMON EQUITY              20.8%     20.9%
RETURN ON TOTAL ASSETS               1.43%     1.25%

FIRST HALF
ADJUSTED REVENUE                   $10,433   $9,588      9%
NET INCOME                           1,866    1,682     11
EARNINGS PER SHARE (FULLY DILUTED)   $3.61    $3.09     17


     On July 16, 1996, Citicorp reported that net income in the 1996 second quarter was $952 million, an increase of 12% from the same 1995 quarter.

     Earnings per fully diluted common share were $1.86, compared with $1.57 in the 1995 second quarter, an increase of 18%.

     Net income in the six months totaled $1.9 billion, up 11% from the 1995 first half. Per share earnings were $3.61 in the 1996 half and $3.09 in the comparable 1995 period.

     John S. Reed, Citicorp Chairman, said: "It was a solid quarter. We continue to be on plan and are making good progress in implementing our Business Directions strategy."

     Against Citicorp's Business Directions financial performance targets, the company in the quarter achieved a 12% earnings gain, a return on common equity of 20.8%, a ratio of incremental

Page 2 - Citicorp 1996 Second Quarter Results

revenue to expense of 2.1 to 1, and generation of an estimated $700 million of free capital.

     Mr. Reed added: "Our consumer businesses are expanding, especially in Asia and Latin America, and our business with corporations in the Emerging Markets is showing excellent results, reinforced by the continuing successful repositioning of Global Relationship Banking."

     Citicorp's   consumer   businesses--Citibanking,   Cards  and  the  Private
Bank--earned $491 million on adjusted revenue of $3.3 billion, which was up 9% from the 1995 second quarter.

     Net income from serving corporate banking customers worldwide was $644 million, an increase of 15% from the 1995 second quarter. The Emerging Markets business earned $433 million on revenue of $853 million, which increased 12%. Global Relationship Banking earned $211 million on revenue of $944 million, which declined 7% from the 1995 quarter.

     Credit costs, including securitized cards, were $735 million, up from $721 million in the preceding quarter and $639 million in the 1995 second quarter. At June 30, 1996, total reserves (including reserves for sold portfolios) were $5.9 billion.

     Citicorp continued to build its reserves for possible credit losses, adding $50 million above net credit losses, primarily related to Cards, consistent with the practice in recent quarters.

     The company bought back 9.6 million shares of common stock during the quarter for $777 million under its announced stock repurchase plan. Total repurchases in the 1996 first half were 19.2 million shares for $1.5 billion.

     Tier 1 capital was $19.1 billion, total capital was estimated at $28.1 billion, and the Tier 1 and total capital ratios were estimated at 8.4% and 12.3%, respectively. The ratio of common equity to total assets was 6.7%.

     Details follow:


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Page 3 - Citicorp 1996 Second Quarter Results



CONSUMER BUSINESS RESULTS SHOW GLOBAL GROWTH, WITH CARD EARNINGS AFFECTED BY HIGHER CREDIT COSTS

CONSUMER BUSINESSES
($ IN MILLIONS)

SECOND QUARTER                 1996       1995   CHANGE
ADJUSTED REVENUE              $3,319     $3,034     9%
ADJUSTED OPERATING EXPENSE     1,799      1,711     5
OPERATING MARGIN               1,520      1,323    15
CREDIT COSTS                     762        616    24
INCOME BEFORE TAXES              708        657     8
NET INCOME                       491        436    13
RETURN ON ASSETS                1.58%      1.46%

FIRST HALF
ADJUSTED REVENUE              $6,572     $5,980     10%
ADJUSTED OPERATING EXPENSE     3,540      3,367      5
OPERATING MARGIN               3,032      2,613     16
CREDIT COSTS                   1,468      1,152     27
INCOME BEFORE TAXES            1,464      1,361      8
NET INCOME                     1,004        897     12
RETURN ON ASSETS                1.62%      1.53%


     The 13% improvement in net income from the 1995 second quarter was led by Citibanking, up 30%, and the Private Bank, up 60%, while Cards earnings declined 5%. Consumer credit costs were $762 million, up from $706 million in the preceding quarter and $616 million in the 1995 second quarter, chiefly because of a rise in credit losses in the U.S. bankcard business.

     The net credit loss ratio was 2.38% in the quarter, compared with 2.19% and 1.99% in the 1996 preceding quarter and the 1995 second quarter, respectively. The managed consumer loan delinquency ratio was 2.91% at June 30, 1996, compared with 3.03% at the end of the preceding quarter and 3.14% at the end of the prior-year second quarter.

     On a geographic basis, net income from consumer activities in the emerging markets increased by 16% to $226 million from the 1995 second quarter, while net income in the developed markets improved by 10% to $265 million.


CITIBANKING
Citibanking--business through Citibank's worldwide branch network and electronic delivery systems--earned $177 million, a gain of 30%, from the 1995 second quarter. Pretax income of $262 million was 22% higher than in the same year-earlier quarter.

Page 4 - Citicorp 1996 Second Quarter Results

     Revenue and expense both increased 8%, with the higher expense largely reflecting investment spending on branded distribution designed to enhance customer service, particularly to support electronic banking and the further conversion of existing branches and opening of Model Branches, the standard for Citibanking offices. At June 30, 1996, the number of Model Branches was 507, which is approximately 44% of consumer branches worldwide, after the addition of 30 new Model Branches in the quarter.

     In the year since Citibank began eliminating fees for most electronic banking in the United States, enrollment in PC banking products increased six-fold. Citibank in Hong Kong introduced PC banking during the 1996 second quarter, joining Brazil, the United Kingdom and the United States as the fourth country to offer banking through personal computers.

     Credit costs of $161 million were down 10%, and the credit loss ratio was 0.99%, compared with 0.97% in the preceding quarter and 1.14% in the second quarter of last year. Managed loans delinquent 90 days or more were $2.7 billion, compared with $2.8 billion in both the preceding quarter and the 1995 second quarter, representing delinquency ratios of 4.05%, 4.18% and 4.37%, respectively.

     Customer investment assets under management by Citibank Global Asset Management, a part of Investment Products and Distribution which oversees the activities of over 200 local, regional and global funds around the world, exceeded $80 billion at June 30, 1996. Because these investment assets include those for Citibanking customers, Private Banking clients and corporations, the financial results of managing these funds are reflected in each of those businesses. During the quarter, CitiSelect portfolios, which are designed to simplify asset allocation, were introduced in eight Asian countries and in the United States.

CARDS
The Cards business worldwide--bankcards, Diners Club and private label credit cards--earned $242 million in the quarter, down $13 million, or 5%, from the 1995 second quarter. The emerging markets business represented approximately 30% of Cards earnings, compared with 26% in the prior-year quarter. Pretax income was $351 million, compared with $390 million in the same year-ago quarter.

     Revenue in the U.S. bankcard business was up 12%; and emerging markets card revenue was 25% higher. Revenue in other markets and products was down 9%, primarily because of declines in the private label business.

     Expense in U.S. bankcards was down 5% from last year's second quarter. Expense in emerging market cards was up 25% from

Page 5 - Citicorp 1996 Second Quarter Results

the prior year, reflecting expansion of the business.

     Cards were successfully introduced in the quarter in the Bahamas, Costa Rica, Guatemala, Jamaica, Turkey and Venezuela following recent introductions in the Dominican Republic and Peru. Citibank AAdvantage cards have been introduced in 1996 into six Latin American countries, bringing to 11 the number of Latin countries, plus Puerto Rico, where Citibank has made this premium card available in recent years.

     The number of cards in force worldwide (including affiliates) exceeded 59 million at the end of the quarter. Charge volumes in the U.S. bankcards business increased $2.3 billion, or 10.8%, from the 1995 second quarter, while charge volumes on Citicorp-issued cards in Asia Pacific jumped 26%.

     Managed card receivables in the U.S. bankcards business grew from the year-ago quarter by $2.3 billion, or 5.6%, to $42.8 billion at June 30, 1996, and were up slightly from $42.6 billion at the end of the 1996 first quarter. The reduced growth compared with the prior quarter was due to competition, tighter credit standards and seasonality.

     Credit costs for worldwide cards increased to $611 million from $547 million in the 1996 first quarter and $422 million in the 1995 second quarter. Consistent with broad industry trends, net credit losses in the managed U.S. bankcards portfolio increased to $522 million, up $55 million from the 1996 first quarter and up $159 million from the 1995 second quarter. The loss ratio in that portfolio rose to 4.99% in the second quarter from 4.38% in the 1996 first quarter and 3.75% in the 1995 second quarter, while loans that were delinquent 90 days or more totaled $732 million, or 1.73% of that portfolio, down from $759 million, or 1.80%, at March 31, 1996.

     Cards continued to build reserves for possible credit losses, with a provision of $49 million above net credit losses in the 1996 second quarter, consistent with $49 million in the preceding quarter and $40 million in the 1995 second quarter.

PRIVATE BANK
Private banking net income of $72 million was up $27 million, or 60%, from the 1995 second quarter, principally reflecting improved credit experience and broad-based revenue growth. Pretax income was $95 million, up 79% from the same 1995 quarter.

     Revenue grew 9% from the year-ago quarter, while expense increased 2%, resulting in a margin increase of 23%. Net credit recoveries of $10 million in the quarter compared with $16 millon of credit costs in the same year-ago period.

     Client business volumes under management at the end of the quarter totaled $92 billion, up 13% from a year earlier. (As

Page 6 - Citicorp 1996 Second Quarter Results

previously indicated, a portion of Private Bank client assets are managed by Citibank Global Asset Management.)

EMERGING MARKETS EXPANDS BANKING FOR CORPORATE CUSTOMERS;
GLOBAL RELATIONSHIP BANKING CONTINUES REPOSITIONING

(CORPORATE) BANKING
($ IN MILLIONS)

SECOND QUARTER                 1996       1995   CHANGE
ADJUSTED REVENUE              $1,797     $1,775      1%
ADJUSTED OPERATING EXPENSE     1,087      1,023      6
OPERATING MARGIN                 710        752     (6)
CREDIT COSTS                     (27)        23     NM
INCOME BEFORE TAXES              737        704      5
NET INCOME                       644        560     15
RETURN ON ASSETS                1.86%      1.51%

FIRST HALF
ADJUSTED REVENUE              $3,413     $3,333      2%
ADJUSTED OPERATING EXPENSE     2,093      1,976      6
OPERATING MARGIN               1,320      1,357     (3)
CREDIT COSTS                     (12)        25     NM
INCOME BEFORE TAXES            1,332      1,282      4
NET INCOME                     1,115        959     16
RETURN ON ASSETS                1.61%      1.30%

     Net income from global corporate banking activities of $644 million in the second quarter was up 15% from the 1995 second quarter on revenue of $1.8 billion. Return on average assets was 1.86%, an improvement from 1.51% in the same 1995 quarter.

     Net income from Emerging Markets corporate banking was $433 million, 67% of total corporate banking earnings, and Global Relationship Banking's net income was $211 million (without inclusion of business done in emerging markets for customer relationships managed jointly).

     Helped by trends toward outsourcing by customers, Global Transaction Services contracts were awarded during the quarter by 200 corporate, financial and governmental customers.

     Citibank won 39 awards in "Euromoney" magazine's annual rankings, including best bank worldwide and best bank in emerging markets, both for the second straight year. For the 18th straight year, Citibank was named best bank for foreign exchange in the "Euromoney" customer survey, and the bank was first in "Risk" magazine's derivatives ranking, based on a customer survey.

Page 7 - Citicorp 1996 Second Quarter Results

EMERGING MARKETS
Net income from banking for corporate customers in the emerging markets totaled $433 million in the quarter, up $91 million, or 27%, from the same 1995 quarter, as revenue grew by 12%. The results represented a return on assets of 3.00%, up from 2.80% in the 1995 second quarter.

     Pretax income totaled $459 million, up 16% from the 1995 second quarter. The effective income tax rate in the quarter was 6%, compared with 14% in the 1995 second quarter.

     Revenue of $853 million increased $93 million, or 12%, from the 1995 second quarter. The results were characterized by strong base business growth in loan products and transaction services, a decline in trading-related revenue of $18 million and an increase in asset and securities gains of $64 million. About 19% of the revenue in the Emerging Markets business was attributable to business from multinational companies managed with Global Relationship Banking, with that revenue having grown 7% from the second quarter of 1995.

     Expense increased 14% from the 1995 second quarter, primarily reflecting higher business volumes and investment spending to build the franchise. Since the second quarter of 1995, banking operations were initiated in Slovakia, Romania, Lebanon, and Israel. In addition, operations were expanded by opening additional offices or converting representative offices to branches or subsidiaries in China, Russia, Peru, South Africa, and Tanzania. Preparations were completed for the opening in early July of the Citi Islamic Investment Bank, a wholly owned subsidiary in Bahrain.

     Credit costs remained low during the quarter, resulting in a net credit of $8 million, compared with a net charge of $9 million in the 1995 second quarter. Credit costs in the 1996 quarter reflect a $21 million recovery related to the restructuring agreement concluded with Slovenia.

     Debt restructuring activities during the second quarter included the signing of an agreement with Panama, negotiation of an agreement with Croatia and distribution of a term sheet to Peru's international commercial creditors.

GLOBAL  RELATIONSHIP  BANKING
Net income from the GRB business in North America,Europe and Japan totaled $211 million, down slightly from the 1995 second quarter. Pretax income was $278 million, down 9% from the 1995 second quarter.

     Average assets continued to decline, down by $19 billion from the second quarter of 1995, as the GRB continued to focus on asset utilization and improvement of returns. Return on average assets of 1.05% improved from 0.87% in the 1995 second quarter.

Page 8 - Citicorp 1996 Second Quarter Results

     Revenue of $944 million declined $71 million from the 1995 second quarter. The results reflected stable business in loan products and growth in transaction services, offset by declines in both trading-related revenue and venture capital revenue of $102 million and $81 million, respectively. The results also included a $110 million gain from the sale of an automated trading business, which was part of the company's former information initiatives. Trading-related results amounted to $177 million and included a one-time charge of $60 million related to certain mortgage-backed securities activities. Expense of $685 million increased 2% compared with the 1995 quarter due primarily to higher volumes in transaction services and investment in technological infrastructure.

     Credit costs in the quarter were a credit of $19 million, compared with a charge of $14 million in the 1995 second quarter. The second quarter of 1995 also included a provision in excess of net write-offs of $25 million.


OTHER ITEMS

     Revenues and expenses were both deflated by approximately 2% compared to the year earlier quarter, due to a stronger U.S. dollar.

     Citicorp's effective tax rate was 38% in the quarter, compared with 39% in the 1995 second quarter. The 1995 full-year effective tax rate was 38%. Income taxes are attributed to core businesses on the basis of local tax rates, which amounted to an effective rate of 21% in the quarter and 27% in the 1995 second quarter (29% for the full 1995 year), reflecting changes in the nature and geographic mix of earnings. The difference between the local tax rate and Citicorp's overall effective rate in each period is included in corporate items.

     Corporate items included an investment writedown of $50 million in Latin America; the year-ago quarter included a similar charge of $70 million.

     Average common shares outstanding for the purpose of computing fully diluted earnings per share in the 1996 second quarter were 492.1 million versus
500.8 million in the preceding 1996 quarter, principally reflecting the net effect of the share repurchase program and employee stock plans.

     With the repurchase of 9.6 million shares of common stock in the quarter at a total cost of $777 million, the number of shares acquired since June 20, 1995, when the Board of Directors authorized the stock repurchase program, totaled
42.2 million at

Page 9 - Citicorp 1996 Second Quarter Results

a cost of $3.0 billion. As expanded in January 1996, the program is authorized to make total purchases for up to $4.5 billion through January 1998.



Tables detailing key financial data, an analysis of operating margin, business results and credit indicators follow, along with financial statements. Further details concerning the financial results will be available next month in Citicorp's Form 10-Q.

Page 10 - Citicorp Second Quarter 1996 results - 7/16/96

KEY RATIOS & OTHER CONSOLIDATED FINANCIAL DATA

                           Second Quarter  %     Six Months    %
                            1996    1995  Chg   1996    1995  Chg
                            ----    ----  ---   ----    ----  ---

NET INCOME ($M).........  $  952  $  853  12  $1,866  $1,682  11

NET INCOME PER COMMON SHARE:
On Common & Common
 Equivalent Shares......  $ 1.86  $ 1.76   6  $ 3.68  $ 3.47   6

Assuming Full Dilution..  $ 1.86  $ 1.57  18  $ 3.61  $ 3.09  17

PER SHARE DATA:
Common Stockholders'
 Equity.................  $37.73  $37.35   1

Closing Stock Price
 at Quarter End.........  $82.75  $57.88  43


PROFITABILITY RATIOS (Annualized):
Return on Total Assets..    1.43%   1.25%       1.40%   1.25%

Return on Common
 Stockholders' Equity...    20.8%   20.9%       20.5%   21.3%

Return on Total
 Stockholders' Equity...    19.3%   18.1%       19.0%   18.4%

CAPITAL:
 Tier 1 ($B)............  $ 19.1  $ 18.6
 Tier 1 & 2 ($B)(A).....    28.1    27.3

 Tier 1 Ratio(A)........     8.4%    8.4%
 Tier 1 & 2 Ratio(A)....    12.3    12.4

 Common Equity as a
   % of Total Assets....     6.7%    6.0%
 Total Equity as a
   % of Total Assets....     7.5%    7.6%

DIVIDENDS DECLARED ($M):
   Common...............  $  216  $  119      $  426  $  238
   Preferred............      38      96          85     188


(A) 1996 Estimated.


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Page 11 - Citicorp Second Quarter 1996 results - 7/16/96

OPERATING MARGIN
($ Millions)

                         Second Quarter %      Six Months     %
                         1996    1995  Chg    1996     1995  Chg
                        ------  ------ ---   ------   ------ ---

Total Revenue ........ $4,993  $4,689    6  $ 9,821  $9,132    8

Effect of Credit Card
 Securitization.......    349     226   54      643     448   44
Net Cost to Carry(A)..    (26)      8   NM      (31)      8   NM
                        -----   -----        ------   -----

Adjusted Revenue......  5,316   4,923    8   10,433   9,588    9
                        -----   -----        ------   -----

Total Operating
 Expense..............  2,978   2,798    6    5,838   5,491    6

Net OREO Benefits(B)..     17      13   31       29      13   NM
                        -----   -----        ------   -----
Adjusted Operating
 Expense..............  2,995   2,811    7    5,867   5,504    7
                        -----   -----        ------   -----

Operating Margin......  2,321   2,112   10    4,566   4,084   12

Consumer Credit
 Costs(C).............    762     616   24    1,468   1,152   27
Commercial Credit
 Costs(D).............    (27)     23   NM      (12)     25   NM
                        -----   -----        ------   -----
Operating Margin
 Less Credit Costs....  1,586   1,473    8    3,110   2,907    7

Additional
 Provision(E).........     50      75  (33)     100     150  (33)
                        -----   -----        ------   -----

Income Before Taxes .. $1,536  $1,398   10  $ 3,010  $2,757    9
                        =====   =====        ======   =====
(A) Principally the net cost to carry commercial cash-basis loans and Other Real Estate Owned ("OREO").
(B) Principally gains and losses on sales, direct revenue and expense, and writedowns on commercial OREO.
(C) Principally consumer net credit write-offs adjusted for the effect of credit card securitization.
(D) Includes commercial net credit write-offs, net cost to carry, and net OREO benefits.
(E) Primarily  provision for credit losses in excess of net  write-offs.
 NM Not meaningful, as percentage exceeds 100%.


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Page 12 - Citicorp Second Quarter 1996 results - 7/16/96

BUSINESS FOCUS
Net Income (Loss)

($ Millions)

                        Second Quarter   %     Six Months     %
                         1996   1995(A) Chg   1996   1995(A) Chg
                        -----   -----   ---  ------  ------  ---

Consumer.............  $  491  $ 436    13  $1,004  $  897    12

(Corporate)Banking(B)     644    560    15   1,115     959    16
                        -----   ----         -----   -----
  Core Businesses....   1,135    996    14   2,119   1,856    14

Corporate Items(C)...    (183)  (143)  (28)   (253)   (174)  (45)
                        -----   ----         -----   -----

Total Citicorp.......  $  952  $ 853    12  $1,866  $1,682    11
                        =====   ====         =====   =====

SUPPLEMENTAL INFORMATION:

CONSUMER:

  Citibanking........  $  177  $ 136    30  $  360  $  284    27
  Cards..............     242    255    (5)    507     519    (2)
  Private Banking....      72     45    60     137      94    46
                        -----   ----         -----   -----

  Total..............  $  491  $ 436    13  $1,004  $  897    12
                        =====   ====         =====   =====


  Developed Markets..  $  265  $ 242    10  $  554  $  510     9
  Emerging Markets...     226    194    16     450     387    16
                        -----   ----         -----   -----

  Total..............  $  491  $ 436    13  $1,004  $  897    12
                        =====   ====         =====   =====

(CORPORATE)BANKING(B)
  Emerging Markets...  $  433  $ 342    27  $  826  $  613    35
  Global Relationship
   Banking...........     211    218    (3)    289     346   (16)
                        -----   ----         -----   -----

  Total..............  $  644  $ 560    15  $1,115  $  959    16
                        =====   ====         =====   =====



(A) Reclassified to conform to current quarter's presentation.
(B) (Corporate) Banking activities include the results of the Cross Border Refinancing and the North America Commercial Real Estate portfolios in the Emerging Markets and Global Relationship Banking, respectively.
(C) See Corporate Items section for details.


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Page 13 - Citicorp Second Quarter 1996 results - 7/16/96

CONSUMER
($ Millions)
                        Second Quarter  %      Six Months    %
                         1996  1995(A) Chg    1996   1995(A)Chg
                        ------ ------  ---   ------  ------ ---

Total Revenue........  $2,979  $2,805    6  $5,939  $5,525    7
Effect of Credit Card
 Securitization......     349     226   54     643     448   44
Net Cost to Carry....      (9)      3   NM     (10)      7   NM
                        -----   -----        -----   -----
Adjusted Revenue.....   3,319   3,034    9   6,572   5,980   10
                        -----   -----        -----   -----

Total Operating
 Expense.............   1,801   1,719    5   3,542   3,376    5
Net OREO Costs.......      (2)     (8)  75      (2)     (9)  78
                        -----   -----        -----   -----
Adjusted Operating
 Expense.............   1,799   1,711    5   3,540   3,367    5
                        -----   -----        -----   -----

Operating Margin.....   1,520   1,323   15   3,032   2,613   16
                        -----   -----        -----   -----

Net Write-offs.......     420     379   11     833     688   21
Effect of Credit Card
 Securitization......     349     226   54     643     448   44
Net Cost to Carry and
 Net OREO Costs......      (7)     11   NM      (8)     16   NM
                        -----   -----        -----   -----
Credit Costs.........     762     616   24   1,468   1,152   27
                        -----   -----        -----   -----

Operating Margin
 Less Credit Costs...     758     707    7   1,564   1,461    7
                        -----   -----        -----   -----

Additional Provision.      50      50    -     100     100    -
                        -----   -----        -----   -----
Income Before Taxes..     708     657    8   1,464   1,361    8
Income Taxes.........     217     221   (2)    460     464   (1)
                        -----   -----        -----   -----

Net Income...........  $  491  $  436   13  $1,004  $  897   12
                        =====   =====        =====   =====

Average Assets ($B)..  $  125  $  120    4  $  125  $  118    6

Return on Assets.....    1.58%   1.46%   -    1.62%   1.53%   -

(A)  Reclassified  to  conform  to  current  quarter's   presentation.
NM  Not meaningful,as percentage exceeds 100%.

Page 14 - Citicorp  Second Quarter 1996 results - 7/16/96
CONSUMER(SUPPLEMENTAL DATA) ($ Millions)
                         Second Quarter   %     Six Months     %
                          1996   1995(A) Chg   1996   1995(A) Chg
                         ------  ------  ---  ------  ------  ---
CITIBANKING:
Revenue..............   $1,452  $1,350    8  $2,856  $2,637   8
Operating Expense....    1,028     948    8   1,995   1,852   8
                         -----   -----        -----   -----
Operating Margin.....      424     402    5     861     785  10
Credit Costs ........      161     178  (10)    319     327  (2)
                         -----   -----        -----   -----
Operating Margin
 Less Credit Costs...      263     224   17     542     458  18
Additional Provision.        1      10  (90)      2      12 (83)
                         -----   -----        -----   -----
Income Before Taxes..      262     214   22     540     446  21
Income Taxes.........       85      78    9     180     162  11
                         -----   -----        -----   -----
Net Income...........   $  177  $  136   30  $  360  $  284  27
                         =====   =====        =====   =====
Average Assets($B)...       82      80    3      82      78   5
Return on Assets.....     0.87%   0.68%   -    0.88%   0.73%  -
CARDS(B):
Revenue..............   $1,616  $1,453   11  $3,219  $2,888  11
Operating Expense....      605     601    1   1,217   1,200   1
                         -----   -----        -----   -----
Operating Margin.....    1,011     852   19   2,002   1,688  19
Credit Costs.........      611     422   45   1,158     799  45
                         -----   -----        -----   -----
Operating Margin
Less Credit Costs...      400     430   (7)    844     889   (5)
Additional Provision.      49      40   23      98      88   11
                         -----   -----        -----   -----
Income Before Taxes..      351     390  (10)    746     801  (7)
Income Taxes.........      109     135  (19)    239     282 (15)
                         -----   -----        -----   -----
Net Income...........   $  242  $  255   (5) $  507  $  519  (2)
                         =====   =====        =====   =====
Average Assets($B)...       27      25    8      27      25   8
Return on Assets(C)..     3.60%   4.09%   -    3.78%   4.19%  -
PRIVATE BANKING(D):
Revenue..............   $  251  $  231    9  $  497  $  455   9
Operating Expense....      166     162    2     328     315   4
                         -----   -----        -----   -----
Operating Margin.....       85      69   23     169     140  21
Credit Costs ........      (10)     16   NM      (9)     26  NM
                         -----   -----        -----   -----
Operating Margin
 Less Credit Costs...       95      53   79     178     114  56
Additional Provision.        -       -    -       -       -   -
                         -----   -----        -----   -----
Income Before Taxes..       95      53   79     178     114  56
Income Taxes.........       23       8   NM      41      20  NM
                         -----   -----        -----   -----
Net Income...........   $   72  $   45   60  $  137  $   94  46
                         =====   =====        =====   =====
Average Assets($B)...       16      15    7      16      15   7
Return on Assets.....     1.81%   1.20%   -    1.72%   1.26%  -
(A) Reclassified to conform to current quarter's presentation.
(B) Revenue and Credit Costs adjusted for the effect of credit card securitization.
(C) Return on Managed Assets(which includes securitized bankcard receivables in the U.S.) was 1.84% and 2.13% in the second quarter of 1996 and 1995, respectively, and 1.92% and 2.18% in the six month periods of 1996 and 1995, respectively.
(D) Revenue, Operating Expense, Operating Margin and Credit Costs adjusted for credit-related items.
NM Not meaningful, as percentage exceeds 100%.

Page 15 - Citicorp Second Quarter 1996 results - 7/16/96

CONSUMER(SUPPLEMENTAL DATA)(A)
($ Millions)
                          Second Quarter  %      Six Months    %
                          1996   1995(B) Chg   1996   1995(B) Chg
                         ------  ------  ---  ------  ------  ---

DEVELOPED MARKETS:

Revenue..............   $2,415  $2,263    7  $4,805  $4,472    7
Operating Expense....    1,290   1,279    1   2,555   2,524    1
                         -----   -----        -----   -----
Operating Margin.....    1,125     984   14   2,250   1,948   16
Credit Costs ........      664     552   20   1,277   1,046   22
                         -----   -----        -----   -----
Operating Margin
 Less Credit Costs...      461     432    7     973     902    8
Additional Provision.       41      34   21      89      80   11
                         -----   -----        -----   -----
Income Before Taxes..      420     398    6     884     822    8
Income Taxes.........      155     156   (1)    330     312    6
                         -----   -----        -----   -----
Net Income...........   $  265  $  242   10  $  554  $  510    9
                         =====   =====        =====   =====
Average Assets($B)...       87      85    2      88      84    5
Return on Assets.....     1.23%   1.14%   -    1.27%   1.22%   -

EMERGING MARKETS:

Revenue..............   $  904  $  771   17  $1,767  $1,508   17
Operating Expense....      509     432   18     985     843   17
                         -----   -----        -----   -----
Operating Margin.....      395     339   17     782     665   18
Credit Costs ........       98      64   53     191     106   80
                         -----   -----        -----   -----
Operating Margin
 Less Credit Costs...      297     275    8     591     559    6
Additional Provision.        9      16  (44)     11      20  (45)
                         -----   -----        -----   -----
Income Before Taxes..      288     259   11     580     539    8
Income Taxes.........       62      65   (5)    130     152  (14)
                         -----   -----        -----   -----
Net Income...........   $  226  $  194   16  $  450  $  387   16
                         =====   =====        =====   =====
Average Assets($B)...       38      35    9      37      34    9
Return on Assets.....     2.39%   2.22%   -    2.45%   2.30%   -

(A) Revenue, Operating Expense, Operating Margin and Credit Costs adjusted for credit-related items. Additionally, Revenue and Credit Costs in the Developed Markets are adjusted for the effect of credit card securitization.
(B) Reclassified to conform to current quarter's presentation.

Page 16 - Citicorp Second Quarter 1996 results - 7/16/96

(CORPORATE) BANKING
($ Millions)




                        Second Quarter   %     Six Months     %
                         1996  1995(A)  Chg   1996   1995(A) Chg
                        ------ ------   ---  ------  ------  ---

Total Revenue........  $1,814  $1,770    2  $3,434  $3,332    3
Net Cost to Carry....     (17)      5   NM     (21)      1   NM
                        -----   -----        -----   -----
Adjusted Revenue.....   1,797   1,775    1   3,413   3,333    2
                        -----   -----        -----   -----

Total Operating
 Expense.............   1,068   1,002    7   2,062   1,954    6
Net OREO Benefits....      19      21  (10)     31      22   41
                        -----   -----        -----   -----
Adjusted Operating
 Expense.............   1,087   1,023    6   2,093   1,976    6
                        -----   -----        -----   -----

Operating Margin.....     710     752   (6)  1,320   1,357   (3)
                        -----   -----        -----   -----

Net Write-offs.......       9      39  (77)     40      46  (13)
Net Cost to Carry and
 Net OREO Benefits...     (36)    (16)  NM     (52)    (21)  NM
                        -----   -----        -----   -----
Credit Costs.........     (27)     23   NM     (12)     25   NM
                        -----   -----        -----   -----

Operating Margin
 Less Credit Costs...     737     729    1   1,332   1,332    -
                        -----   -----        -----   -----

Additional Provision.       -      25   NM       -      50   NM
                        -----   -----        -----   -----
Income Before Taxes..     737     704    5   1,332   1,282    4
Income Taxes.........      93     144  (35)    217     323  (33)
                        -----   -----        -----   -----

Net Income...........  $  644  $  560   15  $1,115  $  959   16
                        =====   =====        =====   =====

Average Assets ($B)..  $  139  $  149   (7) $  139  $  149   (7)

Return on Assets.....    1.86%   1.51%   -    1.61%   1.30%   -

(A)  Reclassified  to  conform  to  current  quarter's   presentation.
NM  Not meaningful,as percentage exceeds 100%.

Page 17 - Citicorp Second Quarter 1996 results - 7/16/96

(CORPORATE)BANKING (SUPPLEMENTAL DATA)(A)
($ Millions)
                        Second Quarter  %      Six Months     %
                        1996   1995(B) Chg    1996   1995(B) Chg
                       ------  ------  ---   ------  ------  ---
EMERGING MARKETS:

Revenue.............. $  853  $  760    12  $1,720  $1,474    17
Operating Expense....    402     354    14     773     668    16
                       -----   -----         -----   -----
Operating Margin.....    451     406    11     947     806    17
Credit Costs ........     (8)      9    NM       2      17   (88)
                       -----   -----         -----   -----
Operating Margin
 Less Credit Costs...    459     397    16     945     789    20
                       -----   -----         -----   -----
Additional Provision.      -       -     -       -       -     -
                       -----   -----         -----   -----
Income Before Taxes..    459     397    16     945     789    20
Income Taxes.........     26      55   (53)    119     176   (32)
                       -----   -----         -----   -----
Net Income........... $  433  $  342    27  $  826  $  613    35
                       =====   =====         =====   =====
Average Assets($B)...     58      49    18      56      48    17
Return on Assets.....   3.00%   2.80%    -    2.97%   2.58%    -

GLOBAL RELATIONSHIP BANKING:

Revenue.............. $  944  $1,015    (7) $1,693  $1,859    (9)
Operating Expense....    685     669     2   1,320   1,308     1
                       -----   -----         -----   -----
Operating Margin.....    259     346   (25)    373     551   (32)
Credit Costs ........    (19)     14    NM     (14)      8    NM
                       -----   -----         -----   -----
Operating Margin
 Less Credit Costs...    278     332   (16)    387     543   (29)
Additional Provision.      -      25    NM       -      50    NM
                       -----   -----         -----   -----
Income Before Taxes..    278     307    (9)    387     493   (22)
Income Taxes.........     67      89   (25)     98     147   (33)
                       -----   -----         -----   -----
Net Income........... $  211  $  218    (3) $  289  $  346   (16)
                       =====   =====         =====   =====

Average Assets($B)...     81     100   (19)     83     101   (18)
Return on Assets.....   1.05%   0.87%    -    0.70%   0.69%    -


(A) Revenue, Operating Expense, Operating Margin and Credit Costs adjusted for credit-related items.
(B)  Reclassified  to  conform  to  current  quarter's   presentation.
NM  Not meaningful, as percentage exceeds 100%.

Page 18 - Citicorp Second Quarter 1996 results - 7/16/96

CORPORATE ITEMS(A)
($ Millions)




                        Second Quarter   %      Six Months      %
                        1996  1995(B)   Chg    1996   1995(B) Chg
                       ------ ------    ---   ------  ------  ---


Revenue.............  $  200  $  114    75   $  448  $  275   63

Operating Expense...     109      77    42      234     161   45
                       -----   -----          -----   -----

Income Before Taxes.      91      37    NM      214     114   88

Income Taxes........     274     180    52      467     288   62
                       -----   -----          -----   -----

Net Loss............  $ (183) $ (143)  (28)  $ (253) $ (174) (45)
                       =====   =====          =====   =====


















(A) Corporate Items revenue principally reflects amounts derived from charging businesses for funds employed. Expenses represent unallocated corporate costs, while income taxes include the offset created by attributing income taxes to business activities on a local tax basis.
(B)  Reclassified  to  conform  to  current  quarter's   presentation.
NM  Not meaningful, as percentage exceeds 100%.

Page 19 - Citicorp Second Quarter 1996 results - 7/16/96

ASSET QUALITY
COMMERCIAL CASH-BASIS LOANS AND OREO

($ Millions)                 2Q      1Q      4Q      3Q      2Q
                            1996    1996    1995    1995    1995
                           ------  ------  ------  ------  ------
Comm'l Cash-Basis Loans:

 Collateral-Dependent(A)  $  677  $  763  $  779  $  899  $1,040
 Other..................     677     766     755     775     612
                           -----   -----   -----   -----   -----
Total Commercial
 Cash-Basis Loans.......   1,354   1,529   1,534   1,674   1,652
Commercial OREO.........     528     518     625     960   1,054
                           -----   -----   -----   -----   -----
Total Commercial
 Cash-Basis Loans & OREO  $1,882  $2,047  $2,159  $2,634  $2,706
                           =====   =====   =====   =====   =====
Comm'l Cash-Basis Loans:
 N.A. Commercial
  Real Estate...........  $  782  $  862  $  862  $1,010  $1,177
 Other..................     572     667     672     664     475
                           -----   -----   -----   -----   -----
Total Commercial
 Cash-Basis Loans.......  $1,354  $1,529  $1,534  $1,674  $1,652
                           =====   =====   =====   =====   =====

ALLOWANCE FOR CREDIT LOSSES

Consumer................  $2,000  $1,966  $1,944  $1,931  $1,923
Commercial..............   3,424   3,424   3,424   3,410   3,385
                           -----   -----   -----   -----   -----
Total...................  $5,424  $5,390  $5,368  $5,341  $5,308
                           =====   =====   =====   =====   =====
Reserve for Consumer
 Sold Portfolios........  $  466  $  482  $  486  $  473  $  467

ALLOWANCE AS A PERCENTAGE
 OF TOTAL LOANS

Consumer................    1.90%   1.89%   1.84%   1.88%   1.91%
Commercial..............    5.48    5.58    5.71    5.89    5.90

Total...................    3.23%   3.26%   3.24%   3.32%   3.36%

ADDITIONAL DATA

Commercial Allowance
 as a % of Total Commercial
 Cash-Basis Loans.......     253%    224%    223%    204%    205%
Commercial Renegotiated
 Loans..................  $  335  $  338  $  421  $  395  $  385
Consumer Cash-Basis
 Loans..................  $2,545  $2,719  $2,660  $2,665  $2,697
Assets Pending
 Disposition(A).........  $  180  $  192  $  205  $  195  $  195
Consumer OREO ..........  $  497  $  530  $  529  $  561  $  545


(A) Carried at lower of cost or collateral value.

Page 20 - Citicorp Second Quarter 1996 results - 7/16/96

DETAILS OF CREDIT LOSS EXPERIENCE
($ Millions)





                             2Q      1Q      4Q      3Q      2Q
                            1996    1996    1995    1995    1995
                           ------  ------  ------  ------  ------
NET WRITE-OFFS:

Consumer .............    $  420  $  413  $  441  $  415  $  379

Commercial............         9      31      26      86      52
                           -----   -----   -----   -----   -----

Total.................    $  429  $  444  $  467  $  501  $  431
                           =====   =====   =====   =====   =====






PROVISION FOR
 CREDIT LOSSES:

Consumer..............    $  470  $  463  $  491  $  465  $  429

Commercial............         9      31      40     111      64
                           -----   -----   -----   -----   -----

Total.................    $  479  $  494  $  531  $  576  $  493
                           =====   =====   =====   =====   =====

Page 21 - Citicorp Second Quarter 1996 results - 7/16/96

CONSOLIDATED STATEMENT OF INCOME        CITICORP and Subsidiaries
(In Millions of Dollars,
 Except Per Share Amounts)

                       Second Quarter   %     Six Months       %
                        1996    1995   Chg   1996     1995    Chg
                       -----   -----   ---  ------   ------   ---

Interest Revenue..... $5,751  $5,713    1  $11,527  $11,310    2
Interest Expense.....  3,023   3,245   (7)   6,114    6,517   (6)
                       -----   -----        ------   ------
 Net Interest Revenue  2,728   2,468   11    5,413    4,793   13
                       -----   -----        ------   ------
Fees & Commissions...  1,349   1,263    7    2,661    2,525    5
Trading Account......    106     142  (25)     196      181    8
Foreign Exchange.....    214     323  (34)     419      628  (33)
Securities Trans.....     39      18   NM      141       44   NM
Other Revenue........    557     475   17      991      961    3
                       -----   -----        ------   ------
 Total Fees, Commissions
  and Other Revenue..  2,265   2,221    2    4,408    4,339    2
                       -----   -----        ------   ------
TOTAL REVENUE........  4,993   4,689    6    9,821    9,132    8
                       -----   -----        ------   ------
PROVISION FOR
 CREDIT LOSSES.......    479     493   (3)     973      884   10
                       -----   -----        ------   ------
Operating Expense:
 Salaries............  1,212   1,119    8    2,344    2,199    7
 Employee Benefits...    331     343   (3)     668      641    4
 Net Premises &
  Equipment Expense..    439     417    5      896      827    8
 Other Expense.......    996     919    8    1,930    1,824    6
                       -----   -----        ------   ------
TOTAL OPERATING
 EXPENSE.............  2,978   2,798    6    5,838    5,491    6
                       -----   -----        ------   ------
INCOME BEFORE TAXES..  1,536   1,398   10    3,010    2,757    9
INCOME TAXES.........    584     545    7    1,144    1,075    6
                       -----   -----        ------   ------
NET INCOME........... $  952  $  853   12  $ 1,866  $ 1,682   11
                       =====   =====        ======   ======
INCOME APPLICABLE
 TO COMMON STOCK..... $  914  $  757   21  $ 1,785  $ 1,492   20
                       =====   =====        ======   ======
EARNINGS PER SHARE:

On Common & Common
 Equivalent Shares... $ 1.86  $ 1.76       $  3.68  $  3.47
Assuming Full
 Dilution...........  $ 1.86  $ 1.57       $  3.61  $  3.09



NM Not meaningful, as percentage exceeds 100%.

Page 22 - Citicorp Second Quarter 1996 results - 7/16/96

CONSOLIDATED BALANCE SHEET            CITICORP and Subsidiaries
(In Millions of Dollars)
                                      June 30       Dec. 31    %
                                        1996          1995    Chg
                                      -------       -------   ---
ASSETS
Cash and Due from Banks.........     $  7,066      $  5,723   23
Deposits at Interest with Banks.       10,554         9,028   17
Securities:
 Available for Sale.............       22,710        18,213   25
 Venture Capital................        1,803         1,854   (3)
Trading Account Assets..........       29,882        32,093   (7)
Federal Funds Sold &
 Securities Purchased
 Under Resale Agreements........        9,889         8,113   22
Loans, Net of Unearned Income
 Consumer.......................      105,363       105,643    -
 Commercial.....................       62,510        59,999    4
                                      -------       -------
    Total Loans, Net............      167,873       165,642    1
Allowance for Credit Losses.....       (5,424)       (5,368)  (1)
Customers' Acceptance Liability.        1,981         1,542   28
Premises & Equipment, Net.......        4,428         4,339    2
Interest & Fees Receivable......        2,938         2,914    1
Other Assets....................       13,124        12,760    3
                                      -------       -------
Total...........................     $266,824      $256,853    4
                                      =======       =======
LIABILITIES
Non-Int. Deposits (in the U.S.).     $ 13,262      $ 13,388   (1)
Int. Deposits (in the U.S.).....       37,994        36,700    4
Non-Int. Deposits (Outside the
 U.S.)..........................        8,745         8,164    7
Int. Deposits(Outside the U.S.).      115,782       108,879    6
                                      -------       -------
    Total Deposits..............      175,783       167,131    5
Trading Account Liabilities.....       18,145        18,274   (1)
Purchased Funds &
 Other Borrowings...............       17,519        16,334    7
Acceptances Outstanding.........        2,033         1,559   30
Accrued Taxes & Other Expenses..        5,460         5,719   (5)
Other Liabilities...............        8,477         9,767  (13)
Long-Term Debt and Subordinated
 Capital Notes..................       19,477        18,488    5
STOCKHOLDERS' EQUITY (A)
Preferred Stock
 (Without Par Value)............        2,078         3,071  (32)
Common Stock (Par value $1.00)..          505           461   10
Surplus.........................        6,518         5,702   14
Retained Earnings ..............       12,882        12,190    6
Net Unrealized Gains -
 Securities Available for Sale..          297           132   NM
Foreign Currency Translation....         (469)         (437)  (7)
Common Stock in Treasury,
 at Cost .......................       (1,881)       (1,538) (22)
                                      -------       -------
    Total Stockholders' Equity..       19,930        19,581    2
                                      -------       -------
Total...........................     $266,824      $256,853    4
                                      =======       =======
(A) During 1996 the remaining Convertible Preferred Stock, Series 12 and 13 totaling $993 million, were converted to common stockholders' equity. The $590 million Series 12 conversion resulted in increases to common stock and surplus, while the $403 million Series 13 conversion resulted in $1.1 billion issuance from treasury stock and a reduction in retained earnings of $0.7 billion. Treasury stock at June 30, 1996 also reflects the repurchase of 19.2 million common shares at a cost of $1.5 billion during the six months of 1996.

NM Not meaningful, as percentage exceeds 100%.

Page 23 - Citicorp Second Quarter 1996 results - 7/16/96

ADDITIONAL FINANCIAL DATA
                          2Q       1Q       4Q      3Q      2Q
                         1996     1996     1995    1995    1995
                        ------   ------   ------  ------  ------
NET INTEREST
 REVENUE(A)
($ Millions)

Net Interest
 Revenue.............. $ 2,736  $ 2,693  $ 2,569 $ 2,606 $ 2,476
Effect of Credit Card
 Securitization.......     615      570      537     508     497
                        ------   ------   ------  ------  ------
Total Adjusted Net
 Interest Revenue..... $ 3,351  $ 3,263  $ 3,106 $ 3,114 $ 2,973
                        ======   ======   ======  ======  ======
Net Interest Margin...    4.77%    4.74%    4.51%   4.67%   4.42%
Net Interest Margin
 (Adjusted)(B)........    5.25%    5.15%    4.91%   5.04%   4.80%

CONSOLIDATED AVERAGE
 BALANCES

Loans($B):
 Consumer............. $   104  $   104  $   103 $   101 $    99
 Commercial...........      60       59       58      56      57
                        ------   ------   ------  ------  ------
Total Average
 Loans($B)............ $   164  $   163  $   161 $   157 $   156
                        ======   ======   ======  ======  ======
Average Credit Card
 Securitization($B)... $    26  $    26  $    25 $    24 $    23
Total Average
 Assets($B)........... $   268  $   268  $   266 $   266 $   273
Avg. Interest
 Earning Assets($B)
    -As Reported...... $   231  $   229  $   226 $   221 $   225
    -Adjusted(B)...... $   257  $   255  $   251 $   245 $   248
Common
 Stockholders'
 Equity ($M).......... $17,713  $17,362  $16,166 $15,716 $14,568
Preferred
 Equity ($M)..........   2,078    2,367    3,169   3,717   4,326
                        ------   ------   ------  ------  ------
Total Average
 Stockholders'
 Equity ($M).......... $19,791  $19,729  $19,335 $19,433 $18,894
                        ======   ======   ======  ======  ======

(A) Taxable Equivalent Basis.
(B) Adjusted for the effect of credit card securitization.

Page 24 - Citicorp Second Quarter 1996 results - 7/16/96

EARNINGS PER SHARE DATA
                            Second Quarter        Six Months
                             1996      1995      1996      1995
                           -------   -------   ------    -------
On Common and Common
 Equivalent Shares(A):

 Earnings($ Millions)...  $    914  $    780  $  1,785  $  1,539

 Shares(Thousands)......   491,819   444,489   485,217   443,607

 Earnings Per Share.....  $   1.86  $   1.76  $   3.68  $   3.47



Assuming Full Dilution(B):

 Earnings($ Millions)...  $    914  $    814  $  1,790  $  1,607

 Shares(Thousands)......   492,148   519,471   496,454   520,794

 Earnings Per Share.....  $   1.86  $   1.57  $   3.61  $   3.09



COMMON SHARES OUTSTANDING
(In Thousands)

 End Of Period..........                       473,164   414,403



(A)For the second quarter and six months of 1996, earnings per share on common and common equivalent shares included shares issued upon conversion of Convertible Preferred Stock, Series 12 and 13, commencing with the conversion dates. For the second quarter and six months of 1995, dividends on Conversion Preferred Stock, Series 15 (which was redeemed in full during 1995) were added back to income applicable to common stock, and the number of shares issuable on conversion were added to weighted-average shares outstanding. Added to shares outstanding for the 1996 and 1995 second quarter and six month periods are other common equivalent shares and book value shares issuable under certain benefit plans.

(B)For the second quarter and six months of 1995, the dividends on Conversion Preferred Stock, Series 15 were added back to income applicable to common stock, and the number of shares issuable on conversion were added to weighted-average shares outstanding. Additionally, for the 1995 second quarter and the six month periods of 1996 and 1995, dividends on Convertible Preferred Stock, Series 12 and 13 are added back to income applicable to common stock, and the shares issuable on conversion are added to shares outstanding. From conversion dates forward, these shares are included in weighted-average common shares outstanding. The number of common equivalent and book value shares are calculated on a fully diluted basis as well.

Page 25 - Citicorp Second Quarter 1996 results - 7/16/96

OTHER REVENUE
($ Millions)
                         Second Quarter  %      Six Months    %
                          1996  1995(A) Chg    1996  1995(A) Chg
                         -----  -----   ---   -----  -----   ---

Securitized Credit
 Card Receivables...... $ 215  $  244   (12) $ 448  $ 460     (3)

Venture Capital Gains..   107     188   (43)   145    273    (47)

Affiliate Earnings.....    83      52    60    145    107     36

Net Asset Gains(Losses)
 and Other Items.......   152      (9)   NM    253    121     NM
                         ----   -----         ----   ----

Total.................. $ 557  $  475    17  $ 991  $ 961      3
                         ====   =====         ====   ====

TRADING-RELATED REVENUE
($ Millions)
                         Second Quarter  %      Six Months    %
                          1996  1995(A) Chg    1996  1995(A) Chg
                         -----  -----   ---   -----  -----   ---
By Income Statement Line:

 Trading and
  Foreign Exchange..... $ 320  $  465   (31) $ 615  $ 809    (24)
 Other (Primarily Net
  Interest Revenue)....   107      88    22    204    139     47
                         ----   -----         ----   ----

 Total................. $ 427  $  553   (23) $ 819  $ 948    (14)
                         ====   =====         ====   ====

By Trading Activity:

 Foreign Exchange...... $ 232  $  303   (23) $ 442  $ 568    (22)
 Derivative............   129     120     8    275    219     26
 Fixed Income..........   (27)     49    NM    (28)     6     NM
 Other.................    93      81    15    130    155    (16)
                         ----   -----         ----   ----
 Total................. $ 427  $  553   (23) $ 819  $ 948    (14)
                         ====   =====         ====   ====

By Business Sector:

 Emerging Markets...... $ 190  $  208    (9) $ 344  $ 327      5
 Global Relationship
  Banking..............   177     279   (37)   365    496    (26)
                         ----   -----         ----   ----
 Total(Corp.)Banking...   367     487   (25)   709    823    (14)
 Consumer and Other....    60      66    (9)   110    125    (12)
                         ----   -----         ----   ----
Total.................. $ 427  $  553   (23) $ 819  $ 948    (14)
                         ====   =====         ====   ====


(A)  Reclassified  to  conform  to  current  quarter's   presentation.
NM  Not meaningful, as percentage exceeds 100%.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              CITICORP
                              (Registrant)



                              By: /s/ Thomas E. Jones
                                  -------------------------------
                                      Thomas E. Jones
                                      Executive Vice President
                                      A Principal Financial
                                      Officer


Dated:  July 22, 1996